Exhibit 10.4
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made as of May 18, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Michael Winterscheidt (“Executive”).
WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of February 27, 2017, which was then amended as of February 25, 2019, and was then further amended as of March 27, 2020 (with amendments, the “Agreement”);
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Eligibility for Cash Awards. The Agreement is hereby amended by adding the following new Section 3(g) to the Agreement:
“If Executive is an employee of the Company on November 30, 2020, then he shall receive, within ten (10) business days after that date, an amount equal to one hundred twenty-five thousand U.S. dollars ($125,000), less applicable withholdings. If Executive is an employee of the Company on February 28, 2021, then he shall receive, within ten (10) business days after that date, an additional amount equal to fifty thousand U.S. dollars ($50,000), less applicable withholdings. These amounts shall be in addition to, and not in lieu of, other compensation for which Executive is eligible pursuant to Section 3 of this Agreement.”
2. Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
        3. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of May 18, 2020.
SCIENTIFIC GAMES CORPORATION

By: /s/ James Sottile___________________
Name: James Sottile
Title: Executive Vice President and Chief Legal Officer

/s/ Michael Winterscheidt___________________
Michael Winterscheidt
1